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                                                                      Exhibit 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our report dated December 29, 1997 on our audit of the Statement of Assets and Liabilities of LaSalle Partners Funds, Inc. as of December 29, 1997 with respect to this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-36161) under the Securities Act of 1933 on Form N-1A. We also consent to the reference to our Firm under the heading "Independent Accountants" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.



COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania

January 5, 1998
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our report dated December 29, 1997 on our audit of the Statement of Assets and Liabilities of LaSalle Partners Master Trust as of December 29, 1997 with respect to this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-36161) under the Securities Act of 1933 on Form N-1A. We also consent to the reference to our Firm under the heading "Independent Accountants" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.



COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 5, 1998